Exhibit 10.6D

FOURTH AMENDMENT AND WAIVER

TO

TERM LOAN AGREEMENT

THIS FOURTH AMENDMENT AND WAIVER TO TERM LOAN AGREEMENT (this “Fourth Amendment”) dated as of June 28, 2012 is by and between SolarCity Corporation, a Delaware corporation (the “Borrower”) and U.S. Bank National Association (the “Bank”) as a Fourth Amendment to that certain Term Loan Agreement dated as of January 24, 2011 (as amended by the First Amendment to Term Loan and Security Agreement dated as of May 1, 2011, and as further amended by a letter dated as of October 19, 2011 and by the Third Amendment to Term Loan Agreement dated as of March 6, 2012, the “Loan Agreement”) between the Bank and the Borrower. Capitalized terms that are not otherwise defined herein shall have their defined meaning under the Loan Agreement.

WHEREAS, pursuant to the Loan Agreement, the Bank made available to the Borrower a term loan facility in an amount not to exceed Seven Million Dollars ($7,000,000.00);

WHEREAS, the Borrower has not satisfied a financial covenant set forth in the Loan Agreement, which the Bank desires to waive; and

WHEREAS, the Borrower and the Bank desire to amend the Loan Agreement as provided herein.

NOW THEREFORE, in consideration of the promises and mutual covenants contained herein, the undersigned hereby agree as follows:

SECTION 1. WAIVER.

  A.        For the months ending April 30, 2012 and May 31, 2012, the Borrower has failed to maintain a ratio of Liquid Assets to Funded Debt of at least 2.00:1.00 as required under Section 9.3(b) of the Loan Agreement (the “Existing Default”). In accordance with Section 11.9 of the Loan Agreement the Bank hereby waives the Existing Default.

  B.        Except for with respect to the Existing Default, the Bank reserves the right to take such action as the Bank considers necessary or reasonable under the Loan Agreement, and reserves all other rights and remedies available to it under applicable law. Except as expressly stated herein, no failure or delay on the part of the Bank or any successor or assign of the Bank in exercising any power, right or remedy under the Loan Agreement or related documents shall operate as waiver thereof, and no single or partial exercise of any such power, right or remedy shall preclude any further exercise thereof or the exercise of any other power, right, or remedy.

SECTION 2. AMENDMENT.    Section 9.3(b) of the Loan Agreement is hereby deleted and restated to read in its entirety as follows:

“Minimum Liquidity Ratio. A ratio of Liquid Assets to Funded Debt of at least 1.25:1.00, measured at the end of each month.”

SECTION 3. REPRESENTATIONS AND WARRANTIES.    The Borrower hereby certifies and confirms that as of the effective date of this Fourth Amendment (A) no material adverse change in the business, assets, liabilities (actual or contingent), operations, financial condition of the Borrower that would affect Borrower’s ability to meet it obligations under the Loan Agreement or to conduct its business has occurred, (B) subject to the modifications in Section 2 hereof, its representations and warranties contained in Section 8 of the Loan Agreement are true and correct as of the date of this Fourth Amendment, and (C) no Event of Default has occurred and is continuing under the Loan Agreement (except for the Existing Default, expressly waived by the Bank pursuant to Section 1 hereof).

SECTION 4. COUNTERPARTS.    The execution and delivery of this Fourth Amendment by the Borrower and the Bank shall constitute a contract between them for the uses and purposes set forth in the Loan Agreement, as amended by this Fourth Amendment, and this Fourth Amendment may be executed in any number of counterparts, with each executed counterpart constituting an original and all counterparts together constituting one agreement.

SECTION 5. EFFECTIVENESS.    This Fourth Amendment shall become effective as of the date hereof upon (A) the execution by the Borrower and the Bank of this Fourth Amendment with written or telephonic notification of such execution and authorization of delivery hereof and (B) payment of all legal fees and expenses of the Bank in connection with the preparation, execution and delivery of this Fourth Amendment. Except as amended by this Fourth Amendment, all terms and provisions of the Loan Agreement shall remain unchanged and in full force and effect.

SECTION 6. SEVERABILITY OF PROVISIONS.    Any provision of this Fourth Amendment that is prohibited or unenforceable shall be ineffective to the extent of such portion without invalidating the remaining provisions of this Fourth Amendment, or any other agreement executed between the Bank and the Borrower or affecting the validity or enforceability of such provisions.

SECTION 7. SUCCESSORS AND ASSIGNS.    This Fourth Amendment is binding upon the parties and their respective successors, assigns, heirs and personal representatives, except that the Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of the Bank.

SECTION 8. GOVERNING LAW.    This Fourth Amendment shall be governed by and construed in accordance with the internal laws of the State of California, without giving effect to California choice of law principles that would result in the application of laws of another jurisdiction.

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IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be duly executed and delivered by their authorized officers as of the date first above written.

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Cecilia Person
Cecilia Person
Vice President

SOLARCITY CORPORATION

By:	/s/ Robert Kelly
Robert Kelly
Chief Financial Officer

SIGNATURE PAGE TO

FOURTH AMENDMENT AND WAIVER TO TERM LOAN AGREEMENT